Exhibit 21

Subsidiaries of the Registrant

The following table lists, as of December 31, 2010, the company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary:

	Where Incorporated	% of Voting Stock
C. R. Bard, Inc.	New Jersey	(Registrant)
Bard Access Systems, Inc.	Utah	100
Dymax Corporation	Pennsylvania	100
Now Medical Distribution, Inc.	Delaware	100
Bard ASDI, Inc.	New Jersey	100
Bard Acquisition Sub, Inc.	Delaware	100
Bard Brachytherapy, Inc.	Delaware	100
Bard Canada Inc.	Canada	100
Vas-Cath, Inc.	Canada	100
Bard Reynosa S.A. de C.V.	Mexico	100
Bard Devices, Inc.	Delaware	100
Davol Inc.	Delaware	100
American Hydro-Surgical Instruments, Inc.	Maryland	100
Bridger Biomed, Inc.	Montana	100
DVL Acquisition Sub, Inc.	Delaware	100
Davol Surgical Innovations, S.A. de C.V.	Mexico	100
Bard Healthcare, Inc.	Texas	100
Bard Holding SAS	France	100
Bard Holdings Limited	England	100
Bard Financial Services Ltd.	England	100
Bard Limited	England	100
Bard Sendirian Berhad	Malaysia	100
Bard Sweden AB	Sweden	100
Bard Norway AS	Norway	100
Bard Finland OY	Finland	100
Bard Norden AB	Sweden	100
Davol International Limited	England	100
Bard International, Inc.	Delaware	100
Bard Australia Pty. Ltd.	Australia	100
Bard Healthcare India Pvt. Ltd.	India	100
Bard Korea Medical Devices Limited	Korea	100
Bard Singapore Private Limited	Singapore	100
Bard Pacific Health Care Company Ltd.	Taiwan	100
Bard Brasil-Serviços em Equipamentos Médicos Ltda.	Brazil	100
C. R. Bard Do Brasil Produtos Medicos Ltda.	Brazil	100
Bard Produtos Plasticos e Medicos Ltda.	Brazil	100
Bard MRL Acquisition Corp.	Delaware	100
Bard Peripheral Vascular, Inc.	Arizona	100
Flowcardia, Inc.	Delaware	100
SenoRx, Inc.	Delaware	100
Bard Shannon Limited	Ireland	100
Alpha Altitude Sdh Bhd	Malaysia	100
Angiomed GmbH	Germany	100
Gamer Lasertechnik GmbH	Germany	100

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Exhibit 21

Subsidiaries of the Registrant (continued)

	Where Incorporated	% of Voting Stock
Bard Benelux N.V.	Belgium	100
Bard Dublin ITC Limited	Ireland	100
Bard de España, S.A.	Spain	100
Bard Portugal Lda.	Portugal	100
Bard European Distribution Center N.V.	Belgium	100
Bard Hellas S.A.	Greece	100
Bard Healthcare Science (Shanghai) Limited	People’s Republic of China	100
Bard Medical Devices (Beijing) Co., Ltd	People’s Republic of China	100
Bard Medica S.A.	Switzerland	100
Bard Medical S.A. (Proprietary) Limited	South Africa	100
Bard Mexico Realty, S. de R.L. de C.V.	Mexico	100
Bard S.p.A.	Italy	100
C. R. Bard GmbH	Germany	100
Bard Czech Republic s.r.o.	Czech Republic	100
Bard Poland Sp. z.o.o.	Poland	100
Bard France S.A.S.	France	100
Cardial S.A.S.	France	100
Promur-Productos Medicos e Urologicos Lda.	Brazil	100
Limited Liability Company Bard Rus	Russia	100
MedChem Products, Inc.	Massachusetts	100
Gesco International Inc.	Massachusetts	100
Navarre Biomedical, Ltd.	Minnesota	100
Productos Bard de Mexico S.A. de C.V.	Mexico	100
Productos Para el Cuidada de la Salud, S.A. de C.V.	Mexico	100
ProSeed, Inc.	New Jersey	100
Roberts Laboratories, Inc.	Arizona	100
Shield Healthcare Centers, Inc.	Delaware	100
Specialized Health Products International, Inc	Delaware	100
Specialized Health Products, Inc.	Utah	100
Safety Syringe Corp.	Utah	100
Med-Design Corp.	Delaware	100
MDC Investment Holdings, Inc.	Delaware	100
Venetec International, Inc.	Delaware	100
Y-Med Inc.	Delaware	100

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